Filed Pursuant to Rule 433
Registration No. 333-277211
August 18, 2026
FREE WRITING PROSPECTUS
(To Product Supplement No. 2 dated May 8, 2024, Prospectus Supplement dated February 21, 2024 and Prospectus dated February 21, 2024)

HSBC USA Inc.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Common Stock of NVIDIA Corporation due August 24, 2027

- Linked to the common stock of NVIDIA Corporation (the "Underlying Stock")
- Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call prior to maturity upon the terms described below. Whether the securities pay a contingent coupon payment, whether the securities are automatically called prior to maturity and, if they are not automatically called, whether you receive the face amount of your securities at maturity will depend, in each case, on the stock closing price of the Underlying Stock on the relevant calculation day
- **Contingent Coupon Payments**. The securities will pay a contingent coupon payment on a quarterly basis until the earlier of the stated maturity date or automatic call if, and only if, the stock closing price of the Underlying Stock on the calculation day for that quarter is greater than or equal to the coupon threshold price. In addition, if the stock closing price of the Underlying Stock on one or more calculation days is less than the coupon threshold price and, on a subsequent calculation day, the stock closing price on that subsequent calculation day is greater than or equal to the coupon threshold price, on the contingent coupon payment date related to that subsequent calculation day, you will receive the contingent coupon payment due for that subsequent calculation day plus all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). If the stock closing price of the Underlying Stock is less than the coupon threshold price on every calculation day, you will not receive any contingent coupon payments throughout the entire term of the securities. The coupon threshold price is equal to 80% of the starting price. The contingent coupon rate will be determined on the pricing date and will be at least 22.50% per annum
- **Automatic Call.** If the stock closing price of the Underlying Stock on any of the quarterly calculation days from November 2026 to May 2027, inclusive, is greater than or equal to the starting price, the securities will be automatically called for the face amount plus the final contingent coupon payment and any previously unpaid contingent coupon payments otherwise due
- **Potential Loss of Principal**. If the securities are not automatically called prior to maturity, you will receive the face amount at maturity if, and only if, the ending price is greater than or equal to the downside threshold price. If the ending price is less than the downside threshold price, you will lose more than 20%, and possibly all, of the face amount of your securities. The downside threshold price is equal to 80% of the starting price
- If the securities are not automatically called prior to maturity, you will have full downside exposure to the Underlying Stock from the starting price if the ending price is less than the downside threshold price, but you will not participate in any appreciation of the Underlying Stock and will not receive any dividends on the Underlying Stock
- All payments on the securities are subject to the credit risk of HSBC USA Inc. and you will have no ability to pursue the issuer of the Underlying Stock for payment; if HSBC USA Inc. defaults on its obligations, you could lose all or some of your investment
- No exchange listing; designed to be held to maturity or earlier automatic call

Neither the U.S. Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement or product supplement. Any representation to the contrary is a criminal offense.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. You should refer to "Selected Risk Considerations" beginning on page FWP-9 of this document and "Risk Factors" beginning on page S-1 of the accompanying prospectus supplement and page PS-5 of the accompanying product supplement.

	Original Offering Price	Maximum Underwriting Discount (1) (2)	Minimum Proceeds to HSBC
Per Security	$1,000.00	Up to $11.75	At least $976.75
Total	$	$	$

(1) HSBC Securities (USA) Inc. will receive an underwriting discount of up to $11.75 per security, which it will pay to the agent, Wells Fargo Securities, LLC ("Wells Fargo Securities"), as a commission. The agent may resell the securities to other securities dealers at the original offering price less a concession not in excess of $10.00 per security. Such securities dealers may include Wells Fargo Advisors ("WFA") (the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, each an affiliate of Wells Fargo Securities). In addition to the selling concession allowed to WFA, the agent may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA. See "Terms of the Securities—Agent's Commission and Other Fees" in this free writing prospectus and "Use of Proceeds and Hedging" in the prospectus supplement for information regarding how we may hedge our obligations under the securities.

The estimated initial value of the securities on the pricing date is expected to be between $947.00 and $987.00 per security, which is expected to be less than the price to public. The market value of the securities at any time will reflect many factors and cannot be predicted with accuracy. See "Terms of the Securities—Estimated Initial Value" on page FWP-3 and "Selected Risk Considerations" beginning on page FWP-9 of this document for additional information.

HSBC Securities (USA) Inc. **Wells Fargo Securities**

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Common Stock of NVIDIA Corporation due August 24, 2027
HSBC

Issuer:	HSBC USA Inc.
Market Measure:	The common stock of NVIDIA Corporation (Bloomberg ticker symbol "NVDA") (the "Underlying Stock")
Original Offering Price:	$1,000 per security.
Face Amount:	The principal amount of $1,000 per security. References in this free writing prospectus to a "security" are to a security with a face amount of $1,000.
Pricing Date*:	August 19, 2026
Issue Date*:	August 24, 2026
Final Calculation Day*:	August 19, 2027, subject to postponement as described below under "—Market Disruption Events and Postponement Provisions."
Stated Maturity Date*:	August 24, 2027, subject to postponement. The securities are not subject to redemption at the option of HSBC or repayment at the option of any holder of the securities prior to maturity or automatic call.
Contingent Coupon Payment (with Memory Feature):	On each contingent coupon payment date, unless the securities have been automatically called, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate (each a "contingent coupon payment") if, **and only if**, the stock closing price of the Underlying Stock on the related calculation day is greater than or equal to the coupon threshold price. In addition, if the stock closing price of the Underlying Stock on one or more calculation days is less than the coupon threshold price and, on a subsequent calculation day, the stock closing price of the Underlying Stock on that subsequent calculation day is greater than or equal to the coupon threshold price, on the contingent coupon payment date related to that subsequent calculation day, you will receive the contingent coupon payment due for that subsequent calculation day plus all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). Each contingent coupon payment, if any, will be calculated per security as follows: ($1,000 × contingent coupon rate)/4. Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward. **If the stock closing price of the Underlying Stock on any calculation day is less than the coupon threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the stock closing price of the Underlying Stock on a calculation day is less than the coupon threshold price and the stock closing price of the Underlying Stock on each subsequent calculation day up to and including the final calculation day is less than the coupon threshold price, you will not receive any unpaid contingent coupon payments in respect of any of those calculation days. In addition, if the stock closing price of the Underlying Stock is less than the coupon threshold price on all calculation days, you will not receive any contingent coupon payments over the term of the securities.**
Contingent Coupon Rate:	At least 22.50% per annum, to be determined on the pricing date.
Coupon Threshold Price:	, which is equal to 80% of the starting price.
Calculation Days*:	Quarterly, on the 19th of each February, May, August and November, commencing November 2026 and ending August 2027
Contingent Coupon Payment Dates:	Quarterly, on the third business day following each calculation day (as each such calculation day may be postponed pursuant to "—Market Disruption Events and Postponement Provisions" below, if applicable); provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date.
Automatic Call:	If the stock closing price of the Underlying Stock on any of the calculation days from November 2026 to May 2027, inclusive, is greater than or equal to the starting price, the securities will be automatically called, and on the related call settlement date, you will be entitled to receive a cash

FWP-2

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Common Stock of NVIDIA Corporation due August 24, 2027
HSBC

	payment per security in U.S. dollars equal to the face amount plus the final contingent coupon payment and any previously unpaid contingent coupon payments otherwise due. The securities will not be subject to automatic call until the first calculation day, which is approximately three months after the issue date. If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.
Call Settlement Date:	Three business days after the applicable calculation day (as each such calculation day may be postponed pursuant to "—Market Disruption Events and Postponement Provisions" below, if applicable).
Maturity Payment Amount:	If the securities are not automatically called prior to maturity, you will be entitled to receive at maturity a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to the final contingent coupon payment and any previously unpaid contingent coupon payments, if otherwise payable). The "maturity payment amount" per security will equal: • if the ending price is greater than or equal to the downside threshold price: $1,000; or • if the ending price is less than the downside threshold price: $1,000 × performance factor **If the securities are not automatically called prior to maturity and the ending price is less than the downside threshold price, you will lose more than 20%, and possibly all, of the face amount of your securities at maturity.** **Any positive return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of the Underlying Stock, but you will have full downside exposure to the Underlying Stock if the ending price is less than the downside threshold price.**
Downside Threshold Price:	, which is equal to 80% of the starting price.
Performance Factor:	The ending price *divided by* the starting price (expressed as a percentage).
Starting Price:	The stock closing price of the Underlying Stock on the pricing date.
Ending Price:	The stock closing price of the Underlying Stock on the final calculation day.
Stock Closing Price:	The stock closing price, the closing price and the adjustment factor have the meanings set forth under "General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions" in the accompanying product supplement.
Market Disruption Events and Postponement Provisions:	Each calculation day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the calculation days and the stated maturity date, see "General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to a Single Market Measure" and "—Payment Dates" in the accompanying product supplement. For purposes of the accompanying product supplement, each contingent coupon payment date and each call settlement date is a "payment date." In addition, for information regarding the circumstances that may result in a market disruption event, see "General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events" in the accompanying product supplement.
Calculation Agent:	HSBC Securities (USA) Inc.
Estimated Initial Value:	The estimated initial value of the securities is expected to be less than the price you pay to purchase the securities. The estimated initial value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market, if any, at any time. The estimated initial value will be calculated on the pricing date and will be set forth in the pricing supplement to which this free writing prospectus relates. See "Selected Risk Considerations — The Estimated Initial Value of the Securities, Which Will Be Determined by Us on the Pricing Date, Is

FWP-3

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Common Stock of NVIDIA Corporation due August 24, 2027
HSBC

	Expected to Be Less than the Price to Public and May Differ from the Market Value of the Securities in the Secondary Market, if Any."
Material U.S. Tax Consequences:	For a discussion of the U.S. federal income and estate tax consequences of the ownership and disposition of the securities, see "U.S. Federal Income Tax Considerations" herein and "U.S. Federal Income Tax Considerations" in the accompanying prospectus supplement.
Agent's Commission and Other Fees:	HSBC Securities (USA) Inc. will receive an underwriting discount of up to $11.75 per security, which it will pay to the agent, Wells Fargo Securities, as a commission. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $10.00 per security. Such securities dealers may include WFA. In addition to the selling concession allowed to WFA, Wells Fargo Securities may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA. We expect to hedge our obligations through the agent, one of our or its affiliates and/or another unaffiliated counterparty, which expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.
Settlement:	Delivery of the securities will be made against payment therefor in New York, New York on or about the issue date specified above, which is expected to be more than one business day following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	40447LBF6 / US40447LBF67

**To the extent that we make any change to the expected pricing date or expected issue date, the calculation days, the stated maturity date and other dates may also be changed in our discretion to ensure that the term of the securities remains the same.*

FWP-4

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Common Stock of NVIDIA Corporation due August 24, 2027

Additional Information About HSBC USA Inc. and the Securities

This document relates to the offering of securities identified on the cover page. As a purchaser of a security, you will acquire an investment instrument linked to the Underlying Stock. Although the offering relates to the Underlying Stock, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to the Underlying Stock, or as to the suitability of an investment in the securities.

You should read this document together with the prospectus dated February 21, 2024, the prospectus supplement dated February 21, 2024, and the product supplement No. 2 dated May 8, 2024. If the terms of the securities offered hereby are inconsistent with those described in the accompanying product supplement, prospectus supplement or prospectus, the terms described in this free writing prospectus shall control. You should carefully consider, among other things, the matters set forth in "Selected Risk Considerations" beginning on page FWP-9 of this free writing prospectus and in "Risk Factors" beginning on page PS-5 of the product supplement, and beginning on page S-1 of the prospectus supplement, as the securities involve risks not associated with conventional debt securities. You are urged to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

HSBC USA Inc. has filed a registration statement (including the product supplement, prospectus and prospectus supplement) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the product supplement, prospectus and prospectus supplement in that registration statement and other documents HSBC USA Inc. has filed with the SEC for more complete information about HSBC USA Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC's website at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the product supplement, prospectus supplement and prospectus if you request them by calling 1-212-525-8010.

References to "HSBC," "the Issuer," "the Bank," "we," "us" and "our" in this free writing prospectus are references to HSBC USA Inc. and not to any of our subsidiaries, unless we state otherwise or the context otherwise requires.

You may access the product supplement, the prospectus supplement and the prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

- Product supplement dated May 8, 2024:
  https://www.sec.gov/Archives/edgar/data/83246/000110465924058672/tm2413644d20_424b2.htm
- Prospectus supplement dated February 21, 2024:
  https://www.sec.gov/Archives/edgar/data/83246/000110465924025878/tm244959d1_424b2.htm
- Prospectus dated February 21, 2024:
  https://www.sec.gov/Archives/edgar/data/83246/000110465924025864/tm244959d13_424b3.htm

FWP-5

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Common Stock of NVIDIA Corporation due August 24, 2027

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

- seek an investment with a contingent coupon payment (plus any previously unpaid contingent coupon payments) at a rate of at least 22.50% per annum (to be determined on the pricing date) until the earlier of maturity or automatic call, if, and only if, the stock closing price of the Underlying Stock on the related calculation day is greater than or equal to 80% of the starting price;
- understand that if the securities are not automatically called prior to maturity and the ending price has declined by more than 20% from the starting price, they will be fully exposed to the decline in the Underlying Stock from the starting price and will lose more than 20%, and possibly all, of the face amount at maturity;
- are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the securities;
- understand that the securities may be automatically called prior to maturity and that the term of the securities may be as short as approximately three months;
- are willing to forgo participation in any appreciation of the Underlying Stock and dividends or other distributions paid on the Underlying Stock; and
- are willing to hold the securities to maturity or earlier automatic call.

The securities may not be an appropriate investment for investors who:

- seek a liquid investment or are unable or unwilling to hold the securities to maturity or earlier automatic call;
- require full payment of the face amount of the securities at maturity;
- seek a security with a fixed term;
- are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;
- are unwilling to accept the risk that the securities are not automatically called prior to maturity and the stock closing price of the Underlying Stock on the final calculation day may decline by more than 20% from the starting price;
- seek certainty of current income over the term of the securities;
- seek exposure to the upside performance of the Underlying Stock;
- are unwilling to accept the risk of exposure to the Underlying Stock;
- are unwilling to accept the credit risk of HSBC; or
- prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the "Selected Risk Considerations" herein and "Risk Factors" in the accompanying product supplement and prospectus supplement, for risks related to an investment in the securities. For more information about the Underlying Stock, please see "The Underlying Stock" below.

FWP-6

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Common Stock of NVIDIA Corporation due August 24, 2027
HSBC

Determining Payment On A Contingent Coupon Payment Date and at Maturity

If the securities have not been previously automatically called, on each contingent coupon payment date, you will either receive a contingent coupon payment (plus any previously unpaid contingent coupon payments) or you will not receive a contingent coupon payment, depending on the stock closing price of the Underlying Stock on the related calculation day.


Is the stock closing price of the Underlying Stock on the relevant calculation day greater than or equal to the coupon threshold price?
Yes
You will receive per security: ($1,000 × contingent coupon rate) / 4, and any previously unpaid contingent coupon payments
No
You will not receive any contingent coupon payment on the related contingent coupon payment date.

If the securities have not been automatically called prior to maturity, then at maturity, you will receive (in addition to the final contingent coupon payment and any previously unpaid contingent coupon payments, if otherwise payable) a cash payment per security (the maturity payment amount) calculated as follows:


Is the ending price of the Underlying Stock greater than or equal to the downside threshold price?
Yes
You will receive per security: $1,000
No
You will receive per security:
$1,000 × performance factor
In this case, you will lose more than 20%, and possibly all, of the face amount.

FWP-7

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Common Stock of NVIDIA Corporation due August 24, 2027

Hypothetical Payout Profile

The following profile illustrates the potential maturity payment amount payable on the securities (excluding the final contingent coupon payment and any previously unpaid contingent coupon payments, if otherwise payable) for a range of hypothetical performances of the Underlying Stock from the starting price to the ending price, assuming the securities have not been automatically called prior to maturity. As this profile illustrates, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on whether the securities are automatically called, the actual ending price of the Underlying Stock and whether you hold your securities to stated maturity.


140%
120%
100%
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Security Return at Maturity
20% contingent downside protection
Return of Underlying stock at maturity
-100%
-60%
-20%
0%
20%
60%
100%
Hypothetical Security Return
Hypothetical Return of the Underlying Stock

FWP-8

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Common Stock of NVIDIA Corporation due August 24, 2027
HSBC

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the "Risk Factors" beginning on page PS-5 of the accompanying product supplement, page S-1 of the prospectus supplement and page 1 of the prospectus. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Structure Of The Securities

If The Securities Are Not Automatically Called Prior To Maturity, You May Lose A Significant Portion Or All Of The Face Amount Of Your Securities At Maturity.

We will not repay you a fixed amount on the securities at maturity. If the securities are not automatically called prior to maturity, you will receive a maturity payment amount that will be equal to or less than the face amount, depending on the ending price.

If the securities are not automatically called prior to maturity and the ending price is less than the downside threshold price, the maturity payment amount will be less than the face amount and you will have full downside exposure to the decrease in the price of the Underlying Stock from the starting price. The downside threshold price is 80% of the starting price. For example, if the securities are not automatically called and the price of the Underlying Stock has declined by 20.1% from the starting price to the ending price, you will not receive any benefit of the contingent downside protection feature and you will lose 20.1% of the face amount. As a result, you will not receive any protection if the price of the Underlying Stock on the final calculation day declines significantly and you may lose a significant portion, and possibly all, of the face amount at maturity, even if the price of the Underlying Stock is greater than or equal to the starting price or the downside threshold price at certain times during the term of the securities.

Even if the ending price is greater than the downside threshold price, the maturity payment amount will not exceed the face amount, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of HSBC or another issuer with a similar credit rating.

The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Coupon Payments On One Or More Contingent Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities.

On each contingent coupon payment date, you will receive a contingent coupon payment if, and only if, the stock closing price of the Underlying Stock on the related calculation day is greater than or equal to the coupon threshold price. The coupon threshold price is 80% of the starting price. If the stock closing price of the Underlying Stock on any calculation day is less than the coupon threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. You will receive a previously unpaid contingent coupon payment on a subsequent contingent coupon payment date if and only if the stock closing price of the Underlying Stock on a subsequent calculation day is greater than or equal to the coupon threshold price. If the stock closing price of the Underlying Stock is less than the coupon threshold price on each calculation day over the term of the securities, you will not receive any contingent coupon payments over the entire term of the securities and will receive a negative return on the securities. Generally, this non-payment of the contingent coupon payments coincides with a period of greater risk of principal loss on your securities. If you do not earn sufficient contingent coupon payments over the term of the securities, the overall return on the securities may be less than the return on a conventional debt security of ours with comparable maturity. Even if all of the contingent coupon payments are paid during the term of the securities, the payments may be at irregular intervals, and a significant portion of the term of the securities may pass without any payments being made. The contingent coupon payments should not be viewed as periodic interest payments.

You May Be Fully Exposed To The Decline In The Underlying Stock From The Starting Price, But Will Not Participate In Any Positive Performance Of The Underlying Stock, And Your Maximum Possible Return On The Securities Will Be Limited To The Sum Of Any Contingent Coupon Payments.

Even though you will be fully exposed to a decline in the price of the Underlying Stock if the ending price is below the downside threshold price, you will not participate in any increase in the price of the Underlying Stock over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the price of the Underlying Stock.

Higher Contingent Coupon Rates Are Associated With Greater Risk.

The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose a substantial portion, and possibly all, of the face amount at maturity. The volatility of the Underlying Stock is an important factor affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the price of the Underlying Stock, typically observed over a specified period of time. Volatility can

FWP-9

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Common Stock of NVIDIA Corporation due August 24, 2027

be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Greater expected volatility of the Underlying Stock as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the stock closing price of the Underlying Stock will be less than the coupon threshold price on one or more calculation days, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the ending price will be less than the downside threshold price such that you will lose a substantial portion, and possibly all, of the face amount at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the face amount at maturity.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called, the term of the securities may be reduced to as short as approximately three months, and your ability to receive contingent coupon payments over the term of the securities will be limited. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

A Contingent Coupon Payment Date, A Call Payment Date And The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.

A calculation day (including the final calculation day) will be postponed if the applicable originally scheduled calculation day is not a trading day or if the calculation agent determines that a market disruption event has occurred or is continuing on that calculation day. If such a postponement occurs with respect to a calculation day other than the final calculation day, then the related contingent coupon payment date or call settlement date, as applicable, will be postponed. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) the third business day after the last final calculation day as postponed.

Risk Relating To The Credit Risk Of HSBC

The Securities Are Subject To The Credit Risk Of HSBC USA Inc.

The securities are our obligations exclusively and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue the issuer of the Underlying Stock for payment. As a result, our actual and perceived creditworthiness and actual or anticipated decreases in our credit ratings may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities. See "Description of Senior Debt Securities—Events of Default" in the prospectus.

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

The Estimated Initial Value Of The Securities, Which Will Be Determined By Us On The Pricing Date, Is Expected To Be Less Than The Original Offering Price And May Differ From The Market Value Of The Securities In The Secondary Market, If Any.

The estimated initial value of the securities will be calculated by us on the pricing date and is expected to be less than the original offering price. The estimated initial value will reflect our and our affiliates' internal funding rate, which is the borrowing rate paid to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the securities. This internal funding rate is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities. As a result of the difference between our internal funding rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the estimated initial value of the securities may be lower if it were based on the prices at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the securities to be more favorable to you. We will determine the value of the embedded derivatives in the securities by reference to our or our affiliates' internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the securities that are different from our estimated initial value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The estimated initial value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market (if any exists) at any time.

The Price Of Your Securities In The Secondary Market, If Any, Immediately After The Pricing Date Is Expected To Be Less Than The Original Offering Price.

The original offering price takes into account certain costs. These costs include the underwriting discount, our hedge counterparty's projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the securities and the costs associated with structuring and hedging our obligations under the securities. These costs, except for the underwriting discount, will be used or retained by us or one of our affiliates. If you were to sell your securities in the secondary market, if any, the price you would receive for your securities may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your securities in the secondary market, if any, at any time after issuance will vary based on many factors, including the price of the Underlying Stock and changes in market conditions, and cannot be predicted with accuracy. The securities are

FWP-10

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Common Stock of NVIDIA Corporation due August 24, 2027

not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the securities to maturity. Any sale of the securities prior to maturity could result in a loss to you.

If HSBC Securities (USA) Inc. Or The Agent Were To Repurchase Your Securities Immediately After The Issue Date, The Price You Receive May Be Higher Than The Estimated Initial Value Of The Securities.

Assuming that all relevant factors remain constant after the issue date, the price at which HSBC Securities (USA) Inc. or the agent may initially buy or sell the securities in the secondary market, if any, and the value used for customer account statements, if any, may exceed the estimated initial value on the pricing date for a temporary period expected to be approximately 3 months after the issue date. This temporary price difference may exist because, in its discretion, HSBC Securities (USA) Inc. or the agent may elect to effectively reimburse to investors a portion of the estimated hedging cost and other costs in connection with the securities that will no longer be incurred over the term of the securities. This discretionary election will be made, and the temporary reimbursement period will be determined, on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of the estimated costs which may be effectively reimbursed to investors in this way may not be allocated ratably throughout the reimbursement period, and such reimbursement may be discontinued at any time, or the duration of the reimbursement period may be shortened after the issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

The Value Of The Securities Prior To Maturity Or Automatic Call Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to maturity or automatic call will be affected by the then-current price of the Underlying Stock, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, among others, are expected to affect the value of the securities: performance of the Underlying Stock; volatility of the Underlying Stock; economic and other conditions generally; interest rates; dividend yields; our credit ratings or credit spreads; and time remaining to maturity. When we refer to the "value" of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.

The value of the securities will also be limited by the automatic call feature because if the securities are automatically called, you will not receive the contingent coupon payments that would have accrued, if any, had the securities been called on a later calculation day or held until the stated maturity date. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the price of the Underlying Stock. Because numerous factors are expected to affect the value of the securities, changes in the prices of the Underlying Stock may not result in a comparable change in the value of the securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed on any securities exchange. Although Wells Fargo Securities and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop for the securities. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which Wells Fargo Securities and/or its affiliates are willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to maturity or automatic call. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to maturity or automatic call.

Risks Relating To The Underlying Stock

The Securities Will Be Subject To Single Stock Risk.

The price of the Underlying Stock can rise or fall sharply due to factors specific to that Underlying Stock and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and prices, interest rates and economic and political conditions.

Any Payments On The Securities And Whether The Securities Are Automatically Called Will Depend Upon The Performance Of The Underlying Stock And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

- **Investing In The Securities Is Not The Same As Investing In The Underlying Stock.** Investing in the securities is not equivalent to investing in the Underlying Stock. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the Underlying Stock for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on the Underlying Stock. As a holder of the securities, you will not have any voting rights or any other rights that holders of the Underlying Stock would have.
- **Historical Prices Of The Underlying Stock Should Not Be Taken As An Indication Of Its Future Performance During The Term Of The Securities.**

FWP-11

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Common Stock of NVIDIA Corporation due August 24, 2027
HSBC

- **The Securities May Become Linked To The Common Stock Of A Company Other Than The Original Underlying Stock Issuer.**
- **We, The Agent And Our Respective Affiliates Cannot Control Actions By The Underlying Stock Issuer.**
- **We, The Agent And Our Respective Affiliates Have No Affiliation With The Underlying Stock Issuer And Have Not Independently Verified Its Public Disclosure Of Information.**
- **You Have Limited Anti-dilution Protection.**

Risks Relating To Conflicts Of Interest

Our Economic Interests And Those Of Any Dealer Participating In The Offering Of Securities Will Potentially Be Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a "participating dealer," will potentially be adverse to your interests as an investor in the securities. In engaging in certain of the activities described below and as discussed in more detail in the accompanying product supplement, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

- ***The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities.*** HSBC Securities (USA) Inc., which is our affiliate, will be the calculation agent for the securities. As calculation agent, HSBC Securities (USA) Inc. will determine any values of the Underlying Stock and make any other determinations necessary to calculate any payments on the securities. In making these determinations, HSBC Securities (USA) Inc. may be required to make discretionary judgments that may adversely affect any payments on the securities. See the sections entitled "General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events" and "—Adjustment Events" in the accompanying product supplement. In making these discretionary judgments, the fact that HSBC Securities (USA) Inc. is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and HSBC Securities (USA) Inc.'s determinations as calculation agent may adversely affect your return on the securities.
- ***Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the price of the Underlying Stock.***
- ***Business activities of our affiliates or any participating dealer or its affiliates with the Underlying Stock Issuer may adversely affect the price of the Underlying Stock.***
- ***Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the price of the Underlying Stock.***
- ***Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the price of the Underlying Stock.***
- ***A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or any fee, creating a further incentive for the participating dealer to sell the securities to you.***
- ***An affiliate of HSBC has a minority equity interest in the owner of an electronic platform, through which we may make available certain structured investments offering materials.***

Risks Relating To Tax

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one reasonable approach, the securities should be treated as contingent income-bearing pre-paid executory contracts with respect to the Underlying Stock. HSBC intends to treat the securities consistent with this approach and pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes. See "U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — Certain Notes Treated as a Put Option and a Deposit or an Executory Contract — Certain Notes Treated as Executory Contracts" in the accompanying prospectus supplement for the U.S. federal income tax considerations applicable to securities that are treated as contingent income-bearing pre-paid executory contracts. Non-U.S. holders should note that the entire amount of the contingent coupons will be subject to U.S. federal income tax withholding at a 30% rate (or at a lower rate under an applicable income tax treaty), and neither we or our agents, nor Wells Fargo Securities, will pay any additional amounts in respect of such withholding.

FWP-12

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Common Stock of NVIDIA Corporation due August 24, 2027

For a discussion of the U.S. federal income and estate tax consequences of your investment in a security, please see the discussion under "U.S. Federal Income Tax Considerations" herein and the discussion under "U.S. Federal Income Tax Considerations" in the accompanying prospectus supplement.

FWP-13

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Common Stock of NVIDIA Corporation due August 24, 2027

HSBC

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to maturity, you will receive the face amount of your securities plus a final contingent coupon payment and any previously unpaid contingent coupon payments otherwise due on the applicable call settlement date. In the event the securities are automatically called, your total return on the securities will equal any contingent coupon payments received prior to the call settlement date and the final contingent coupon payment (and any previously unpaid contingent coupon payments) received on the call settlement date.

If the securities are not automatically called:

If the securities are not automatically called prior to maturity, the following table illustrates, for a range of hypothetical performance factors of the Underlying Stock, the hypothetical maturity payment amount payable at maturity per security (excluding the final contingent coupon payment and any previously unpaid contingent coupon payments, if otherwise payable). The performance factor is the ending price expressed as a percentage of the starting price (i.e., the ending price *divided by* the starting price).

Hypothetical Performance Factor	Hypothetical Maturity Payment Amount Per Security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	**$1,000.00**
79.00%	$790.00
70.00%	$700.00
60.00%	$600.00
50.00%	$500.00
40.00%	$400.00
30.00%	$300.00
25.00%	$250.00
0.00%	$0.00

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity (excluding any contingent coupon payment otherwise due); any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to maturity, the actual amount you will receive at maturity will depend on the actual ending price.

FWP-14

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Common Stock of NVIDIA Corporation due August 24, 2027
HSBC

Hypothetical Contingent Coupon Payments

Set forth below are examples that illustrate how to determine whether a contingent coupon payment will be paid and whether the securities will be automatically called, if applicable, on a contingent coupon payment date prior to maturity. The examples do not reflect any specific contingent coupon payment date. The following examples assume that the securities are subject to automatic call on the applicable calculation day. The securities will be subject to automatic call on the first calculation day, which is approximately three months after the issue date. The following examples reflect a hypothetical contingent coupon rate of 22.50% per annum (the lowest possible contingent coupon rate that may be determined on the pricing date) and assume the hypothetical starting price, coupon threshold price and stock closing prices for the Underlying Stock indicated in the examples. The terms used for purposes of these hypothetical examples do not represent the actual starting price or coupon threshold price of the Underlying Stock. The hypothetical starting price of $100.00 for the Underlying Stock has been chosen for illustrative purposes only and does not represent the actual starting price for the Underlying Stock. The actual starting price and coupon threshold price for the Underlying Stock will be determined on the pricing date and will be set forth under "Terms of the Securities" above. For historical data regarding the actual closing prices of the Underlying Stock, see the historical information set forth under the section titled "The Underlying Stock" below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. Hypothetical Calculation Day #1. The stock closing price of the Underlying Stock on hypothetical calculation day #1 is greater than or equal to the coupon threshold price. As a result, investors receive a contingent coupon payment on the applicable contingent coupon payment date.

	Underlying Stock
Hypothetical starting price:	$100.00
Hypothetical stock closing price on relevant calculation day:	$90.00
Hypothetical coupon threshold price:	$80.00
Performance factor (stock closing price on relevant calculation day *divided by* starting price):	90.00%

Since the hypothetical stock closing price of the Underlying Stock on hypothetical calculation day #1 is greater than or equal to the coupon threshold price, but less than the starting price, you would receive a contingent coupon payment on the applicable contingent coupon payment date. The contingent coupon payment would be equal to approximately $56.25 per security, determined as follows: (i) $1,000 *multiplied by* 22.50% per annum *divided by* (ii) 4, rounded to the nearest cent. The Underlying Stock is not subject to an automatic call on hypothetical calculation day #1.

Example 2. Hypothetical Calculation Day #2. On hypothetical calculation day #2, the stock closing price of the Underlying Stock was greater than or equal to the coupon threshold price. As a result, investors received a contingent coupon payment on the applicable contingent coupon payment date. On hypothetical calculation day #3, the stock closing price of the Underlying Stock on hypothetical calculation day #3 is less than the coupon threshold price. As a result, investors do not receive a contingent coupon payment on the applicable contingent coupon payment date.

	Underlying Stock
Hypothetical starting price:	$100.00
Hypothetical stock closing price on relevant calculation day:	$40.00
Hypothetical coupon threshold price:	$80.00
Performance factor (stock closing price on relevant calculation day *divided by* starting price):	40.00%

Since the hypothetical stock closing price of the Underlying Stock on hypothetical calculation day #3 is less than the coupon threshold price, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. As this example illustrates, whether you receive a contingent coupon payment on a contingent coupon payment date will depend solely on the stock closing price of the Underlying Stock on the relevant calculation day. The Underlying Stock is not subject to an automatic call on hypothetical calculation day #3.

FWP-15

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Common Stock of NVIDIA Corporation due August 24, 2027
HSBC

Example 3. Hypothetical Calculation Day #4. The stock closing price of the Underlying Stock on hypothetical calculation day #4 is greater than or equal to the starting price. As a result, the securities are automatically called on the applicable contingent coupon payment date for the face amount plus the final contingent coupon payment and any previously unpaid contingent coupon payments otherwise due.

	Underlying Stock
Hypothetical starting price:	$100.00
Hypothetical stock closing price on relevant calculation day:	$105.00
Hypothetical coupon threshold price:	$80.00
Performance factor (stock closing price on relevant calculation day *divided by* starting price):	105.00%

Since the hypothetical stock closing price of the Underlying Stock on hypothetical calculation day #4 is greater than or equal to the starting price, the securities would be automatically called and you would receive the face amount plus the final contingent coupon payment. In addition, because no contingent coupon payment was received in connection with hypothetical calculation day #3, you would also receive the unpaid contingent coupon payment otherwise due on the call settlement date. On the call settlement date, you would receive $1,112.50 per security.

You will not receive any further payments after the call settlement date.

FWP-16

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Common Stock of NVIDIA Corporation due August 24, 2027

HSBC

Hypothetical Maturity Payment Amount

Set forth below are examples of calculations of the maturity payment amount payable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting price, coupon threshold price, downside threshold price and ending price indicated in the examples. The terms used for purposes of these hypothetical examples do not represent the actual starting price, coupon threshold price or downside threshold price. The hypothetical starting price of $100.00 has been chosen for illustrative purposes only and does not represent the actual starting price. The actual starting price, coupon threshold price and downside threshold price will be determined on the pricing date and will be set forth under "Terms of the Securities" above. For historical data regarding the actual closing prices of the Underlying Stock, see the historical information provided below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending price is greater than the starting price, the maturity payment amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment (plus any previously unpaid contingent coupon payments):

	Underlying Stock
Hypothetical starting price :	$100.00
Hypothetical ending price:	$105.00
Hypothetical coupon threshold price:	$80.00
Hypothetical downside threshold price:	$80.00
Hypothetical performance factor (ending price *divided by* starting price):	105.00%

In addition to any contingent coupon payments received during the term of the securities, at maturity you would receive $1,000 per security. In addition, because the hypothetical ending price is greater than the coupon threshold price, you would receive a final contingent coupon payment (plus any previously unpaid contingent coupon payments) on the stated maturity date.

Example 2. The ending price is less than the starting price but greater than the downside threshold price and the coupon threshold price, the maturity payment amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment (plus any previously unpaid contingent coupon payments):

	Underlying Stock
Hypothetical starting price :	$100.00
Hypothetical ending price:	$90.00
Hypothetical coupon threshold price:	$80.00
Hypothetical downside threshold price:	$80.00
Hypothetical performance factor (ending price *divided by* starting price):	90.00%

In addition to any contingent coupon payments received during the term of the securities, at maturity you would receive $1,000 per security. In addition, because the hypothetical ending price is greater than the coupon threshold price, you would receive a final contingent coupon payment (plus any previously unpaid contingent coupon payments) on the stated maturity date.

FWP-17

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Common Stock of NVIDIA Corporation due August 24, 2027
HSBC

Example 3. The ending price is less than the downside threshold price and the coupon threshold price, the maturity payment amount is less than the face amount of your securities at maturity and you do not receive a final contingent coupon payment or any previously unpaid contingent coupon payments:

	Underlying Stock
Hypothetical starting price :	$100.00
Hypothetical ending price:	$20.00
Hypothetical coupon threshold price:	$80.00
Hypothetical downside threshold price:	$80.00
Hypothetical performance factor (ending price *divided by* starting price):	20.00%

Since the hypothetical ending price is less than the hypothetical starting price by more than 20%, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to $200.00 per security, calculated as follows:

= $1,000× performance factor

= $1,000 × 20.00%

= $200.00

In addition to any contingent coupon payments received prior to the stated maturity date, on the stated maturity date you would receive $200.00 per security. Because the hypothetical ending price is less than the coupon threshold price, you would not receive the final contingent coupon payment or any previously unpaid contingent coupon payments.

These examples illustrate that you will not participate in any appreciation of the Underlying Stock, but will be fully exposed to a decrease in the Underlying Stock if the securities are not automatically called prior to maturity and the ending price is less than the downside threshold price.

To the extent that the actual starting price, coupon threshold price, downside threshold price and ending price differ from the values assumed above, the results indicated above would be different.

FWP-18

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Common Stock of NVIDIA Corporation due August 24, 2027

The Underlying Stock

NVIDIA Corporation

NVIDIA Corporation is a computing company which specializes in graphics processing and Tegra processors. Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-23985, or its CIK Code: 0001045810. Its common stock is listed on the Nasdaq Global Select Market under the ticker symbol "NVDA."

Historical Data

We obtained the closing prices of NVDA in the graph below from Bloomberg without independent verification. The historical performance of NVDA should not be taken as an indication of future performance, and no assurances can be given as to the closing price of NVDA on the calculation days. We cannot give you assurance that the performance of NVDA will result in the return of any of your investment.

The following graph sets forth daily closing prices of NVDA for the period from January 1, 2021 to August 14, 2026. The closing price of NVDA on August 14, 2026 was $225.16.

Historical Performance of the Underlying Stock


250
200
150
100
50
2021
2022
2023
2024
2025
2026

Source: Bloomberg

FWP-19

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Common Stock of NVIDIA Corporation due August 24, 2027
HSBC

U.S. Federal Income Tax Considerations

You should carefully consider, among other things, the matters set forth in the section "U.S. Federal Income Tax Considerations" in the accompanying prospectus supplement. The following discussion summarizes the U.S. federal income and estate tax consequences of the purchase, beneficial ownership, and disposition of the securities. This summary supplements the section "U.S. Federal Income Tax Considerations" in the accompanying prospectus supplement and supersedes it to the extent inconsistent therewith.

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one approach, a security should be treated as a contingent income-bearing pre-paid executory contract with respect to the Underlying Stock. We intend to treat the securities consistent with this approach. Pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes. Subject to the limitations described therein, and based on certain factual representations received from HSBC, in the opinion of HSBC's special U.S. tax counsel, Mayer Brown LLP, it is reasonable to treat a security as a contingent income-bearing pre-paid executory contract with respect to the Underlying Stock. Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the securities, other characterizations and treatments are possible and the timing and character of income in respect of the securities might differ from the treatment described herein. For example, securities that have a term of one year or less could be treated as short-term debt instruments for U.S. federal income tax purposes subject to the treatment described under the heading "U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Short-Term Notes" in the accompanying prospectus supplement. Securities that have a term of more than one year could be treated as debt instruments that are "contingent payment debt instruments" for U.S. federal income tax purposes subject to the treatment described under the heading "U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Contingent Notes" in the accompanying prospectus supplement.

We will not attempt to ascertain whether the Underlying Stock would be treated as a passive foreign investment company ("PFIC") or United States real property holding corporation ("USRPHC"), both as defined for U.S. federal income tax purposes. If the Underlying Stock was so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the Underlying Stock and consult your tax advisor regarding the possible consequences to you if the Underlying Stock is or becomes a PFIC or a USRPHC.

U.S. Holders. Please see the discussion under the heading "U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — Certain Notes Treated as a Put Option and a Deposit or an Executory Contract — Certain Notes Treated as Executory Contracts" in the accompanying prospectus supplement for further discussion of U.S. federal income tax considerations applicable to U.S. holders (as defined in the accompanying prospectus supplement). Pursuant to the approach discussed above, we intend to treat any gain or loss upon maturity or an earlier sale, exchange, or call as capital gain or loss in an amount equal to the difference between the amount you receive at such time (other than with respect to a contingent coupon) and your tax basis in the security. Any such gain or loss will be long-term capital gain or loss if you have held the security for more than one year at such time for U.S. federal income tax purposes. Your tax basis in a security generally will equal your cost of the security. In addition, the tax treatment of the contingent coupons is unclear. Although the tax treatment of the contingent coupons is unclear, we intend to treat any contingent coupon, including on the stated maturity date, as ordinary income includible in income by you at the time it accrues or is received in accordance with your normal method of accounting for U.S. federal income tax purposes.

Non-U.S. Holders. Please see the discussion under the heading "U.S. Federal Income Tax Considerations — Tax Treatment of Non-U.S. Holders" in the accompanying prospectus supplement for further discussion of U.S. federal income tax considerations applicable to non-U.S. holders (as defined in the accompanying prospectus supplement). Because the U.S. federal income tax treatment (including the applicability of withholding) of the contingent coupons is uncertain, the entire amount of the contingent coupons will be subject to U.S. federal income tax withholding at a 30% rate (or at a lower rate under an applicable income tax treaty). Neither we or our agents, nor Wells Fargo Securities, will pay any additional amounts in respect of such withholding.

Under current law, while the matter is not entirely clear, individual non-U.S. holders, and entities whose property is potentially includible in those individuals' gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the securities are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the securities.

A "dividend equivalent" payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments ("ELIs") that are "specified ELIs" may be treated as dividend equivalents if such specified ELIs reference an interest in an "underlying security," which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, Internal Revenue Service guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-

FWP-20

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Common Stock of NVIDIA Corporation due August 24, 2027

one instruments and that are issued before January 1, 2027. Based on the terms of the securities and market conditions as of the date of this free writing prospectus, the Issuer expects that the securities will not be treated as "delta-one" instruments and, therefore, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. A determination that the securities are not subject to Section 871(m) is not binding on the Internal Revenue Service, and the Internal Revenue Service may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. It is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Underlying Stock or the securities, and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of the Underlying Stock or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES.

FWP-21